Exhibit 99.1

Tri-Tech Holding Wins $1.15M Bid for SINOPEC Natural Gas Field Project

Press Release Source: Tri-Tech Holding Inc. On Monday September 27, 2010

Beijing, China – September 27, 2010 – Tri-Tech Holding Inc. (Nasdaq: TRIT), a premier Chinese company that provides leading turn-key solutions in China for water resources, water and wastewater treatment, industrial safety and pollution control markets, announced today that its affiliate, Beijing Satellite Science & Technology Co. (BSST), has won a RMB 7.8 million (approximately $1.15 million) Phase II bid from the China Petroleum & Chemical Corporation (Sinopec) for an automated monitoring and communication system in the Puguang gas field in Sichuan Province.

Phase II represents an expansion of the information gathering and monitoring Phase I project, which includes the 48-station system implemented by BSST in September 2010 at the Puguang field.

The new project includes engineering, procurement, installation and commissioning for 26 monitoring stations. The system connects the gas field SCADA control center with the gas wellheads and control valve stations, providing real time safe and reliable backbone and backup data transmission channel, to gather and safely transmit all the production data in real time.

BSST is applying the Siemens SCALANCE Industrial Ethernet switch and router used in Phase I. BSST expects to complete the project by December 2011.

Tri-Tech President Gavin Cheng said, “Following our successful completion of Phase I in 2008, we were pleased to be awarded this Phase II expansion project. This will be the first time we have used a redundant fiber optic ring and a wimax wireless link as a backbone and backup communication channel in a gas or oil field.”

Tri-Tech CEO Warren Zhao added, “Following the Sinopec award of the turnkey project for a 800M TETRA Network Communications System award announced last week, this industrial Ethernet based project is another important step in demonstrating Tri-Tech’s expanding capabilities and our ability to build a long-term relationship with large petroleum and petrochemical companies.”

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems (SCADA). The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. The company is also moving into the industrial safety and pollution control market. Tri-Tech owns 15 software copyrights and two technological patents and employs over 200 people. Please visit http://www.Tri-Tech.cn for more information.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the successful completion of the project referenced herein and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Hawk Associates

Frank Hawkins

305-451-1888

tritech@hawkassociates.com